UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2013 Date of report (Date of earliest event reported)

SUPPORT.COM, INC. (Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)
900 Chesapeake Drive, Second Floor, Redwood City, CA 94063 (Address of Principal Executive Offices) (Zip Code)

(650) 556-9440 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2013, Support.com, Inc. (the “Company”) approved a relocation agreement (the “Agreement”) between the Company and Shaun Donnelly, the Company’s Senior Vice President, Business Development and Account Management. The Agreement includes terms for the reimbursement of certain expenses related to relocation of Mr. Donnelly’s primary residence up to a maximum of $28,000, plus a monthly rental allowance which declines over two (2) years to help defray the higher cost of comparable housing near the Company’s Redwood City, California headquarters where Mr. Donnelly and his family will be relocating from his home in Maryland.  The relocation benefits provided by the Company under the Agreement are contingent upon Mr. Donnelly’s continued service, and are also subject to repayment provisions in the event Mr. Donnelly voluntarily terminates his employment with the Company during the term of the Agreement. The foregoing description of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

10.1 Relocation Agreement between Shaun Donnelly and Company dated November 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2013

SUPPORT.COM, INC.

By:	/s/ Gregory J. Wrenn
Name:	Gregory J. Wrenn
Title:	SVP Business Affairs, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	10.1 Relocation Agreement between Shaun Donnelly and Company dated November 27, 2013